PROXY CARD - EXAMPLE

FRONT

Champion Parts, Inc

<Shareholder Name>

<Street Address>

<City>, <State>  <Zip>

Holder Account Number

C  1234567890  JNT

[   ] Mark this box with an X if you have made

      changes to your name or address details above.

Annual Meeting Proxy Card

A  Election of Directors         PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

1. The Board of Directors recommends a vote FOR the listed nominees.

For  Withhold

For  Withhold

01 - John R. Gross

[  ]        [  ]

04 - Raymond G. Perelman

[  ]        [  ]

02 - Raymond F. Gross

[  ]        [  ]

05 - Jason Guzek

[  ]        [  ]

03 - Barry L. Katz

[  ]        [  ]

B  Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please date and sign as name appears hereon.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

Signature 1 - Please keep signature within the box

Signature 2 - Please keep signature within the box

Date (mm/dd/yyyy)

     ______________________________________

______________________________________

__________________

PROXY CARD - EXAMPLE

BACK

Proxy - Champion Parts, Inc.

Proxy solicited on Behalf of the Board of Directors of the Company for the Annual Meeting To Be Held on September 4, 2003.

The undersigned hereby constitutes and appoints JERRY A. BRAGIEL and RICHARD W. SIMMONS, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to vote all Common Shares of CHAMPION PARTS, INC. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 a.m. local time at the Four Points Sheraton, 5301 North Stateline Avenue, Texarkana, Texas 75503, on Thursday, September 4, 2003, and at any adjournments thereof, on all matters coming before the meeting, hereby revoking any proxy heretofore given:

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM A AND, IN THE DISCRETION OF THE PROXY HOLDERS, MAY BE VOTED CUMULATIVELY FOR THE ELECTION OF DIRECTORS.  PLEASE DATE, SIGN, AND RETURN THIS PROXY PROMPTLY.

(Continued, and TO BE SIGNED, on other side)

Internet and Telephone Voting Instructions

You can vote by telephone OR Internet!  Available 24 Hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.  Have this proxy card in hand when you call.

To vote using the Telephone (within U.S. and Canada)

To vote using the Internet

• Call toll free 1-888-404-6310 in the United States or Canada any time

• Go to the following web site:

   on a touch tone telephone.  There is NO CHARGE to you for the call.

   WWW.COMPUTERSHARE.COM/US/PROXY

• Enter the Control Number and PIN Number located below.

• Enter the information requested on your

   computer screen and follow the simple

• Follow the simple recorded instructions.

   instructions.

Option 1:

To vote as the Board of Directors recommends For all nominees: Press 1.

When asked, please confirm your vote by pressing 1.

Option 2:

If you choose to vote on each of the nominees separately, press 0 and follow the simple recorded instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1 A.M., Central Time, on September 4, 2003.

THANK YOU FOR VOTING